U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EZEBIZ SOFTWARE, INC.,
             (Exact name of registrant as specified in its charter)

         DELAWARE                       7372                    98-0203850
(State or other jurisdiction (Primary Standard Industrial    (I.R.S. Employer
     of incorporation         Classification Code Number)   Identification No.)
     or organization)


Suite 125, 1555 McKenzie Street, Victoria, British Columbia, Canada      V8N 1A4
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (250) 853-7700
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value          2,000,000              $3.00             $6,000,000.00          $1584.00
==================================================================================================================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus

                             EZEBIZ SOFTWARE, INC.,
                             a Delaware corporation

                2,000,000 Shares of $.001 Par Value Common Stock

This prospectus ("prospectus") relates to 2,000,000 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of EZEBiz Software, Inc., a Delaware corporation (the "Company"). We are offering for sale 2,000,000 Shares on a "best efforts" basis pursuant to this Registration Statement on Form SB-2 ("Form SB-2").

We will realize $6,000,000.00 from the sale of 2,000,000 shares of our Common Stock, and will use those funds to pay for the costs of the offering, to fund development and marketing of our proposed website, and for working capital. See "Use of Proceeds." All expenses of registration incurred in connection with this offering are being borne by the Company.

Any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The Shares have not been registered for sale by the Company under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 15, 2000

                                TABLE OF CONTENTS
Item
Number       Caption
                                                                            Page
3. Summary Information ....................................................   5
   Risk Factors ...........................................................   6
      Internet-Related Products and Services ..............................   6
      We Have No Operating History ........................................   7
      We Depend on Name Recognition .......................................   7
      We Are in a Very Competitive Industry ...............................   7
      We May Rely on Third-Parties ........................................   8
      We Rely on Our Computer Infrastructure ..............................   8
      Risks Associated with Brand Development .............................   9
     We Rely on Growth and Use of the Internet ............................   9
     Uninsured Loss; Acts of God ..........................................  10
     Regulatory and Related Influences ....................................  10
     Market Forces ........................................................  10
     Growth of Business ...................................................  10
     Future Capital Needs and Uncertainty of Additional Funding ...........  10
     Limited Protection of Proprietary Technology .........................  11
     Rapid Technological Change ...........................................  11
     Key Personnel ........................................................  11
     Conflicts of Interest ................................................  11
     Dependence on Management .............................................  12
     Limitation on Liability of Officers and Directors
        of the Company ....................................................  12
     Penny Stock Regulation ...............................................  12
     Control by Existing Security Holders .................................  12
     Securities Market Factors ............................................  13
     No Foreseeable Dividends .............................................  13
     No Assurances of Revenue or Operating Profits ........................  13
     Federal Income Tax Consequences ......................................  13
     Impact of the Year 2000 ..............................................  13
4.  Use of Proceeds .......................................................  13
5.  Determination of Offering Price .......................................  14
6.  Dilution ..............................................................  14
7.  Selling Security Holders ..............................................  15
8.  Plan of Distribution ..................................................  15
9.  Legal Proceedings .....................................................  16
10. Directors, Executive Officers, Promoters and Control Persons ..........  16
11. Security Ownership of Certain Beneficial Owners and Management ........  17
12. Description of Securities .............................................  17
13. Interest of Named Experts and Counsel .................................  18
14. Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities ..........................................  18
15. Organization Within Last Five Years ...................................  18
16. Description of Business ...............................................  18
17. Management's Discussion and Analysis of Financial Condition
    and Results of Operations .............................................  20
18. Description of Property ...............................................  24
19. Certain Relationships and Related Transactions ........................  24
20. Market for Common Equity and Related Stockholder Matters ..............  24
21. Executive Compensation ................................................  25
22. Financial Statements ..................................................  25
23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure ..............................................  25
    Legal Matters .........................................................  25

    Experts ...............................................................  25
    Additional Information ................................................  26

24. Indemnification of Directors and Officers .............................  26
25. Other Expenses of Issuance and Distribution ...........................  26
26. Recent Sales of Unregistered Securities ...............................  26
27. Exhibits ..............................................................  27
28. Undertakings ..........................................................  27

    Signatures ............................................................  29
    Power of Attorney .....................................................  30
    Consent of Independent Auditors .......................................  31






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


Item 3.  Summary Information and Risk Factors.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT COVERED IN THE SUMMARY. ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL AND BUSINESS ADVISORS.

The Company:                Our  principal  business  address is Suite 125, 1555
                            McKenzie Street, Victoria,  British Columbia, Canada
                            V8N 1A4; telephone number (250) 853-7700.

Business of the Company:    We  anticipate  that we will  be an  Internet  based
                            provider  of  small  business   services,   software
                            products, and consultation over the Internet. We intend to develop and maintain a website serving as a marketplace community for small businesses and an application service provider ("ASP"). An ASP is a website with a central secured data warehousing system which enables a small business user to subscribe to management software applications via the Internet connection with the small business user's personal computer ("PC"). We anticipate that our website will also allow users to interact with other small business users, obtain advice, products and services from vendors as well as purchase and download software solutions. We will provide users with the most current business management software applications directly from our website.

State of organization       We were incorporated  pursuant to the  provisions of
of the Company              the General  Corporation  Law  of  Delaware  of  the
                            Company: on November 10, 1998.

Risk Factors:               A purchase  of the  Common  Stock  involves  various
                            risks  that  must  be  considered  carefully  by any
                            potential  purchaser.  Those risks include,  but are
                            not  necessarily  limited  to,  (i)  there can be no
                            assurance   that  our  products  and  services  will
                            achieve a significant  degree of market  acceptance,
                            and that acceptance,  if achieved, will be sustained
                            for  any  significant  period  or that  product  and
                            service   life   cycles  will  be   sufficient   (or
                            substitute   products  and  services  developed)  to
                            permit us to recover  associated costs; (ii) we have
                            a limited operating history upon which an evaluation
                            of our prospects can be made; (iii) our officers and
                            directors  may be subject to  various  conflicts  of
                            interest;  (iv) we may  not be  able  to  adequately
                            protect   our   trade   secrets   and    proprietary
                            information;   (v)  we  may  be  required  to  raise
                            substantial funds in order to implement our business
                            plans  and  objectives;   (vi)  we  are  subject  to
                            significant  competition  from other  developers  of
                            business management  software;  (vii) our results of
                            operations  may vary  from  period  to  period  as a
                            result of a variety  of  factors;  (viii) the market
                            for our products and  services is  characterized  by
                            continuous   development  and  introduction  of  new
                            products and services;  (ix) the Internet is subject
                            to  changing  political,   economic  and  regulatory
                            influences  that may affect our  business  practices
                            and  operations;  (x) we are  dependent  on our  key
                            personnel and management;  (xi) we do not anticipate
                            paying   dividends   on  our  Common  Stock  in  the
                            foreseeable  future;  and  (xii)  there  can  be  no
                            assurance   that   our   operations    will   become
                            profitable; See "RISK FACTORS."

The Shares:                 We are offering for sale 2,000,000 Shares on a "best
                            efforts" basis pursuant to this Form SB-2.

Estimated use of            We  will  realize  $6,000,000.00  from  the  sale of
proceeds:                   2,000,000  shares of our Common Stock,  and will use
                            those funds to pay for the costs of the offering, to fund development and marketing of our website, and for working capital. See "Use of Proceeds."

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating our business and us before purchasing any of the Shares offered hereby. A purchase of the Shares offered hereby is speculative in nature and involves a high degree of risk. No purchase of the Shares should be made by any person who is not in a position to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN US. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

Internet-Related Products and Services. We anticipate that we will be an Internet based provider of small business services, software products, and consultation over the Internet. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce continually new and innovative products and services. Our success will depend on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products.

Acceptance and effectiveness of Internet-related products and services is unproven. In addition, the acceptance of the Internet electronic commerce ("e-commerce") is unproven. Our success will be significantly dependent on an increase in the use of the Internet for e-commerce. If the markets for Internet advertising or e-commerce do not continue to develop, our business and financial condition may be adversely affected. The Internet e-commerce market is new and rapidly evolving, and the effectiveness of e-commerce cannot be accurately measured. As a result, demand and market acceptance for the Internet and e-commerce is uncertain and may not increase as necessary for our business to increase or succeed. The use of e-commerce, particularly by companies that have historically relied on traditional methods of selling their products and services, requires the acceptance of a new method of conducting business, exchanging information and completing commercial transactions. Our potential e-commerce participants may determine that e-commerce is undesirable or less effective for selling their products and services compared to traditional methods. If the Internet or e-commerce fails to develop or develops more slowly than we expect, our business could be adversely affected.

There can be no assurance that any of our proposed products or services will attain market acceptance. Our failure to design, develop, test, market and introduce new and enhanced products and technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technologic change, changing customer needs, frequent new product and service introductions and evolving industry standards. the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue. There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards. Additionally, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products and services, or that our proposed products and services will adequately satisfy the requirements of prospective customers and achieve acceptance by those customers. In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affecting the use of our website, which, in turn, could have a material adverse effect upon our business, results of operations or financial condition. If we are unable to develop and introduce new or improved products or services in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially adversely affected.

We Have No  Operating  History.  We have no  operating  history  upon  which  an evaluation  of our  prospects  can be made.  Our  prospects  must be  considered speculative considering the risks, expenses and difficulties frequently encountered in the establishment of a new business, specifically the risk inherent in the development of computer software products. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

We Depend on Name Recognition. Our strategy for growth is substantially dependent upon our ability to market and promote our website successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with us, and have the advantage of marketing products with existing production and distribution facilities. There can be no assurance that we will be able to market and promote our products on acceptable terms, or at all. Failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.

We believe that our future success will, at least, be dependent partially on our ability to maintain and increase the name recognition of our proposed products. We plan to promote our website by intensive marketing and advertising programs, such as radio, television and direct mail campaigns. Our inability to obtain, maintain and increase name recognition could have a material adverse impact on our business, financial condition or results of operations. There can be no assurance that our proposed products or services will achieve significant acceptance by prospective customers, and that such acceptance, if achieved, will be sustained for any significant period or that production and distribution will be sufficient to permit the Company to recover start-up and other associated costs. Failure of our products to achieve or sustain acceptance by prospective customers could have a material adverse effect on the business, financial conditions and results of operations.

We Are in a Very Competitive Industry. Competition to provide Internet based business management software solutions is intense and we expect the competition to increase. We will compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the technologies and products developed and offered by us. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect that there are companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, our competitors may have an advantage over us with respect to products and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their products and technologies. Such managed accounts present significant competitive barriers to us. It is anticipated that we will benefit from its participation in niche markets which, as they expand, may attract the attention of our competitors.

We believe that our ability to compete successfully depends on a number of factors, including the performance, price, and functionality of its products relative to those of its competitors. There can be no assurance that competitors have not or will not succeed in developing products that are less expensive than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than us. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and distribution partners. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements. In addition, the software industry is characterized by low barriers to entry. There can be no assurance that our current competitors or any new market entrants will not develop management products that offer significant performance, price, or other advantages over our technology. In addition, operating system vendors could introduce new or upgrade existing operating systems or environments that include systems management functionality offered by us, which could render our products obsolete and unmarketable. There can be no assurance that we will be able to successfully compete against current or future competitors which could have a material adverse effect on our business, operating results, and financial condition.

We May Rely on Third-Parties. We may become dependent upon various third parties for one or more significant products or services required for our business, which products or services will be provided to us pursuant to agreements with such providers. Inasmuch as the capacity for certain products or services by certain third parties may be limited, our inability, for economic or other reasons, to continue to receive products or services from existing providers, or to obtain similar products or services from additional providers, could have a material adverse effect on us.

As we introduce new services that incorporate new technologies, we may be required to license technology from others. There can be no assurance that these third-party technology licenses will be available to us on commercially reasonable terms, if at all. Our inability to obtain any of these technology licenses could result in delays or reductions in the introduction of new services or could adversely affect the performance of its services until equivalent technology could be identified, licensed and integrated.

We Rely on Our Computer Infrastructure. Our success will be dependent in large part on our initial investment in sophisticated computer systems and computer software. We anticipate making significant investments in the acquisition, development, and maintenance of such technologies in an effort to remain competitive and anticipate that such expenditures will be necessary on an on-going basis. Moreover, computer technologies are evolving rapidly and are characterized by short product lifecycles, which requires us to anticipate technological developments. There can be no assurance that we will be successful in anticipating, managing or adopting such technological changes on a timely basis or that we will have the capital resources available to invest in new technologies. In addition, our business is highly dependent on our computer equipment and software systems, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on our business. Operating malfunctions in the software systems of financial institutions, market makers, and other parties might have an adverse affect on our proposed operations.

Risks Associated with Brand Development. We believe that establishing and maintaining our Internet website is critical to our efforts to attract and expand customers and advertisers, and the importance of name recognition will increase because of the increasing number of Internet sites and the relative ease to enter the e-commerce business. Promotion and enhancement of productions, products and services to be offered on our website will depend significantly on our success in providing access to high-quality products and services, which success cannot be assured. In order to attract and retain Internet users and to promote and maintain products and services in response to significant competition, we may determine that it is necessary to increase substantially our financial commitment to creating and maintaining a loyalty among consumers. If we are unable to provide high-quality products and services or otherwise fail to promote and maintain the products offered on our website, or if we incur excessive expenses in an attempt to expand the products and services to be offered on our website, our business, operating results and financial condition will be materially and adversely affected.

Our promotion of our proposed website may not be successful. We anticipate that the success of our website depends largely on our ability to provide high-quality content and services. If Internet users do not perceive our existing content and services to be of high-quality, or if we introduce new content and services or enter into new businesses that are not favorably perceived by users, we may not be successful in promoting and maintaining our products or services. Any expansion of our operations creates a risk of confusing consumers and decreasing the value of our website. In order to attract and retain users, and to promote the products and services to be offered on our website, we may need to increase our budgets for content and services or otherwise substantially increase our financial commitment to establishing and maintaining loyalty for our website. If we are unable to establish our website or is forced to substantially increase our expenditures to promote our website, our business could be severely harmed.

We must establish and maintain distribution relationships to attract more users to our proposed website. We may depend on establishing and maintaining distribution relationships with often used websites to increase the use of our website. There is significant competition for relationships on favorable terms. If we enter into distribution relationships for those websites, those websites may not attract significant numbers of users, and we may in the future pay significant fees to establish these relationships. We must continually develop compelling content to attract Internet users. Our success may depend on our ability to attract and retain a large number of Internet users by delivering original and compelling Internet content and services. If we are unable to develop content and services that allow us to attract, retain and expand loyal Internet users who can spend significant amounts of money on our website, we will be unable to generate advertising revenues or enter into sponsorships, and our revenues and operating results will be severely harmed. The content, products and services we will provide on our website may not appeal to a sufficient number of Internet users to generate advertising revenues or attract sponsorships. Our ability to develop compelling content depends on several factors, including (i) the quality and number of developers who create content for our website, (ii) the quality of our supervisory staff and (iii) the technical expertise of our production staff. Consumer choices and preferences change rapidly and we may not be able to anticipate, monitor and successfully respond to these changes to attract and retain a sufficient number of Internet users for our website. Internet users can freely navigate and instantly switch among a large number of websites, many of which offer content and services that compete with our website. If we are not able to respond adequately to changing consumer choices and preferences, our business, operating results and financial condition could be adversely affected.

We Rely on Growth and Use of the Internet. The substantial growth in the use of and interest in the Internet and the Web is a recent phenomenon. There can be no assurance that commerce over the Internet will become more widespread or that extensive content will continue to be provided over the Internet. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development and commercialization of performance improvements, including high speed modems. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Web will not be adversely affected by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Web and our online media properties. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, our business, operating results and financial condition would be materially and adversely affected.

Uninsured Loss; Acts of God. We may, but are not required to, maintain a comprehensive general liability insurance policy, or other business insurance of the types customarily carried by similar businesses. However, there are certain types of extraordinary occurrences which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our computer systems could be rendered inoperable for protracted periods of time, which would adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

Regulatory and Related Influences. The Internet is subject to changing political, economic and regulatory influences that will affect the practices and operation of Internet organizations. Any of these influences could have a material adverse effect on our business, financial condition and results of operations. During the past several years, the Internet has been subject to an increase in governmental and international regulation. We cannot predict what impact, if any, such factors might have on our business, financial condition and results of operations.

Market Forces. Many software development organizations are consolidating to create integrated software products and systems with greater functionality and compatibility. As a result, these emerging systems could have greater bargaining power, which may lead to price erosion of our products. Our failure to maintain adequate price levels would have a material adverse effect on our business, financial condition and results of operations. Other market-driven reforms could have unpredictable effects on our business, financial condition and results of operations. Our results of operations may vary from period to period due to a variety of factors, including our level of research and development, the introduction of new products or services by us or our competitors, cost increases from third-party service providers, changes in marketing and sales expenditures, market acceptance of our products and services, competitive pricing pressures, and general economic and industry conditions that affect customer demand.

As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely or effective manner, or that our management will be able to market our services and sell enough products to generate sufficient revenues and continue as a going concern. Our strategy for growth is substantially dependent upon our ability to market our services successfully. There can be no assurance that we will be able to market our services on acceptable terms, or at all. Our failure to market our services successfully could have a material adverse effect on our business, financial condition or results of operations.

Growth of Business. We expect to experience growth and expect such growth to continue for the foreseeable future. Our growth may place a significant strain on our management, financial, operating and technical resources. Our ability to manage future growth will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures, and controls. Moreover, we will need to train, motivate, and manage our employees and attract and retain qualified senior managers and technical professionals. If our management is unable to manage growth effectively, there could be a material adverse effect on our business, financial condition, and operating results.

Future Capital Needs and Uncertainty of Additional Funding. To achieve and maintain competitiveness of our products and services and to conduct costly and time-consuming research and development, we may be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates; however, there can be no assurance that we will be able to obtain additional financing at commercially reasonable rates, or at all. We have expended, and will continue to expend in the future, substantial funds on research and development in addition to the sales and marketing of our products and services. Our failure to obtain additional financing would
significantly   limit  or  eliminate
our ability to fund our research and development and sales and marketing activities, which would have a material adverse effect on our ability to continue to compete with other software development organizations.

We anticipate that we may seek additional funding through public or private sales of our securities, including equity securities, or through commercial or private financing arrangements. However, adequate funds, whether through financial markets or collaborative or other arrangements with corporate partners or from other sources, may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to scale back any proposed operations or eliminate certain or all of our development or marketing programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop, manufacture or market ourselves, any of which could have a material adverse effect on our results of operations.

Limited Protection of Proprietary Technology. We anticipate that we will exclusively own any and all software that we develop and regard our software technology as proprietary. We may rely on a combination of copyright, trademark and trade secret laws, as well as through contractual restrictions on disclosure, copying and distribution (including but not limited to confidentiality agreements with our employees and subcontractors), to attempt to protect our intellectual property rights in our products and services. There is a possibility that such copyright, registration, trademark and trade secret laws, as well as such confidentiality agreements, may not be enforceable in certain jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies. In addition, the laws of certain countries in which our products and services are or may be distributed or utilized may not protect our products and intellectual rights to the same extent as the laws of the United States. As the number of software products increases and the functionality of these products further overlaps, we believe that software will increasingly become the subject of claims that such software infringes the rights of others. To date no third party has filed an infringement claim against us and there have been no explicit threats of litigation asserting that our products infringe on any third party's intellectual property rights. However, there can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require us to obtain a license to intellectual property rights of third parties. If we were required to so obtain any such licenses, there can be no assurance that such licenses will be available on reasonable terms, or at all.

Rapid Technological Change. The software markets and the personal computer industry in general are characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products and services to keep them current with changing technologies and must develop new products and services, to take advantage of new technologies that could render our existing products and services obsolete. Our future prospects are highly dependent on our ability to increase the functionality of our proposed products and services in a timely manner and to develop new products that address new technologies and achieve market acceptance. There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce such products and services in a timely manner, due to resource constraints or technological or other reasons, this inability could have a material adverse effect on our results of operations. In particular, the introduction of new products and services are subject to the inherent risk of development delays. We anticipate that such delays may occur in the future. In addition, due to the uncertainties associated with our emerging market, there can be no assurance that we will be able to forecast product and service demands accurately or to respond in a timely manner to changing technologies and customer requirements.

Key Personnel. The future success of us will depend in part on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the areas of our activities, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on us.

Conflicts of Interest. The persons serving as our officers and directors may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time, in that those persons shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, our affairs.

Dependence on Management. We are dependent on the efforts and abilities of our senior management. The loss of various members of that management could have a material adverse effect on our business and prospects. The members of our Board of Directors believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from the service of us. There is no assurance, however, that upon the departure of key personnel from our service, replacement personnel will cause us to operate profitably.

Although we intend to pursue a strategy of aggressive marketing and development of our primary product, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) obtain adequate financing on favorable terms to fund our business strategy; (iii) maintain appropriate procedures, policies, and systems; (iv) hire, train, and retain skilled employees; and (vi) continue to operate in the face of increasing competition. Our inability to obtain or maintain any or all of these factors could impair our ability to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

Limitation  on  Liability  of  Officers  and  Directors  of  the  Company.   Our
Certificate of Incorporation includes a provision eliminating or limiting the personal liability of our officers and directors to the Company and our shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

DISCLOSURE OF OPINION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

Penny Stock Regulation. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, purchasers of Shares may find it more difficult to sell their Shares.

Control by Existing Security Holders. Our directors, officers and principal (greater than 5%) Security Holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 100% of our outstanding Common Stock. Certain principal Security Holders are directors or executive officers of the Company. As a result of such ownership, these Security Holders may be able to exert significant influence, or even control, matters requiring approval by our Security Holders, including the election of directors. In addition, certain provisions of Delaware law and of the Company's Certificate of Incorporation and Bylaws could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. We are authorized to issue preferred stock.

Securities Market Factors. There is no public market for our securities including, but not limited to, our common stock. Should there develop a significant market for our securities, the market price for those securities may be significantly affected by such factors as our financial results and introduction of new products and services. No assurance can be given that an active public market will develop or be sustained. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology and Internet sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

No Foreseeable Dividends. We do not anticipate paying dividends on the Common Stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business.

No Assurances of Revenue or Operating Profits. There can be no assurance that we will be able to develop revenue sources or that our operations will become profitable.

Federal Income Tax Consequences. We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase of Common Stock. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Shares.

Impact of the Year 2000. The Year 2000 (commonly referred to as "Y2K") issue results from the fact that many computer programs were written using two, rather than four, digits to identify the applicable year. As a result, computer programs with time-sensitive software may recognize a two digit code for any year in the next century as related to this century. For example, "00", entered in a date-field for the year 2000, may be interpreted as the year 1900, resulting in system failures or miscalculations and disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities. While companies and governments in the United States spent an estimated $150 billion to $225 billion repairing the problem, countries like Russia and China, which spent relatively minor amounts, seemed to clear the New Year's Day hurdle with equal success. Major news media in the United States are reporting that, after years of work and billions of dollars spent repairing the Year 2000 computer glitch, the technological tranquility of New Year's Day has raised a new concern that the United States overreacted to this problem. While it is still too soon to state positively that the Y2K transition has passed without mishap, we believe that Y2K issues will not have a material adverse affect on our business.

Item 4.  Use of Proceeds

We will realize $6,000,000.00 from the sale of 2,000,000 shares of our Common Stock, and will use those funds to pay for the costs of the offering, to expand computer systems, fund development and marketing of our website, and for working capital. Our management has significant and absolute discretion to adjust the application and allocation of proceeds of the offering in order to adjust and respond to various circumstances and opportunities. As a result of the foregoing, our success will be affected by the discretion and judgment of our management with respect to the application and allocation of the proceeds of the offering.

The following table outlines the anticipated use of proceeds:

================================================================================
Estimated Use                            Amount(1)          Percentage of
                                                            Proceeds(1)
--------------------------------------------------------------------------------
Computer Systems Expansion               $470,000.00               7.83%
--------------------------------------------------------------------------------
Development of Website                   $250,000.00               4.17%
--------------------------------------------------------------------------------
Marketing                                $1,250,000.00            20.83%
--------------------------------------------------------------------------------
Working Capital(2)                       $3,000,000.00             50.0%
--------------------------------------------------------------------------------
General Corporate Purposes(2)            $810,000.00               13.5%
--------------------------------------------------------------------------------
Legal and Accounting Fees(2)             $100,000.00               1.67%
--------------------------------------------------------------------------------
Offering Expenses (3)                    $120,000.00               2.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                                    $6,000,000.00             100%
================================================================================

(1)  Assumes the Company sells the maximum offering amount of $6,000,000.00.

(2) Working capital, general corporate purposes, and legal and accounting reflect funds allocated to pay for daily expenditures incurred in our business, operations and general and administrative overhead for the twelve-month period following the closing of this offering.

(3) We believe that Offering Expenses, which include legal, accounting, miscellaneous, compliance and offering expenses and printing costs will be in an amount equal to approximately 2% of the gross proceeds received from the offer and sale of the Shares.

Item 5.  Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the 2,000,000 Shares being offered on a "best efforts" basis has been determined primarily by the capital requirements of the Company and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the Shares is not based on past earnings, nor is the price of the Shares indicative of current market value for the assets owned by the Company. No valuation or appraisal has been prepared for the business and potential business expansion of the Company.

Item 6.  Dilution

We will not be a reporting company until the effective date of the Registration Statement on this Form SB-2. We are selling 2,000,000 Shares being registered hereby on a "best efforts" basis. The Shares may be sold directly or through brokers or dealers. The purchase prices paid by officers, directors, promoters and affiliated persons for common equity purchased by them, or which they have rights to purchase, or which they acquired by means of related party transactions, are specified in this Prospectus under the captions "Security Ownership of Certain Beneficial Owners and Management", "Organization Within Last Five Years", and "Certain Relationships and Related Transactions."

We were initially capitalized by the sale of our $.001 par value common stock. The following table sets forth the number of shares of $.001 par value common stock purchased from the Company, the total consideration paid and the price per share. The table assumes all of the Shares will be sold.

===============================================================================================================
                             Shares Issued                     Total Consideration               Price Per
                                                                                                 Share
                             Number              Percent       Amount              Percent
---------------------------------------------------------------------------------------------------------------
                             3,000,000           60%           $3,000.00           0.05%         $0.001
Founding Shareholders        Shares

---------------------------------------------------------------------------------------------------------------
                             2,000,000           40%           $6,000,000.00      99.95%          $3.00
Purchasers of Shares(3)      Shares

===============================================================================================================
                             5,000,000           100%          $6,003,000.00        100%
Total                        Shares
===============================================================================================================

(3)  Assuming all of the Shares will be purchased.

Item 7.  Selling Security Holders

Not applicable.

Item 8.  Plan of Distribution

We are offering for sale 2,000,000 Shares on a "best efforts" basis pursuant to this Form SB-2. We may from time to time sell all or a portion of the Shares in the over-the-counter market, or on any other national securities exchange on which our Common Stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers we engage, if any, may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

Broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts pursuant to the Act.

We have filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that we will sell any or all of the Shares offered hereunder.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to our Common Stock during the applicable "cooling off" periods prior to the commencement of such distribution.

We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

Item  9. Legal Proceedings

There are no legal actions pending against us nor are any such legal actions contemplated.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives; however, no assurance can be given that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, there can be no assurance that we will be able to continue to do so. All officers and directors of the Company will hold office until their resignation or removal.

Our directors and principal executive officers are as specified on the following table:

================================================================================
Name                               Age     Position
--------------------------------------------------------------------------------
Stephen Gates                      34      President, Secretary, Director
--------------------------------------------------------------------------------
Kenneth L. Sherwood                52      Director
--------------------------------------------------------------------------------
David R. Munday                    47      Director
================================================================================

Stephen Gates is our President, Secretary and a director since our incorporation in November 1998. Mr. Gates also currently serves as Chief Financial Officer of EZE Biz Software Inc., a British Columbia corporation. Mr. Gates graduated with a Master of Business Administration from University of British Columbia in 1994. Mr. Gates also graduated with Bachelor of Science (Economics) with honors from the University of Victoria in 1992. Prior to joining EZE Biz Software Inc., a British Columbia corporation in 1996, Mr. Gates spent several in management positions, primarily in the automotive industry. Mr. Gates currently serves as the President and Chief Executive Officer of Balfour Pacific Management Corp., a British Columbia corporation.

Kenneth Sherwood is a director of the Company since April 1999. Mr. Sherwood graduated with Bachelor of Science (Accounting) with honors from the California State University, Fullerton in 1972. Mr. Sherwood became a Certified Public Accountant in California and also became a Chartered Accountant in the Province of British Columbia in 1979. From 1980 to 1985, Mr. Sherwood was the Director of Internal Audit Office for the Yukon Territory Government. From 1985 to present, Mr. Sherwood has been practicing public accounting in the private sector. Mr. Sherwood is also the Chief Financial Officer of Cyberstation Inc., a British Columbia corporation, and the Chief Financial Officer of BWG Holdings BC Ltd., a British Columbia corporation.

David Munday is a director of the Company since April 1999. Mr. Munday graduated with a Master of Business Administration from Simon Fraser University in 1997. Mr. Munday also graduated with Bachelor of Science (Marine Biology) with honors from the University of Guelph in Ontario, Canada in 1977. From 1995 to the present, Mr. Munday has been employed as an environmental specialist by Hatfield Consultants Ltd., Coastline Technologies Inc. and Golder Associates Ltd., primarily in the environmental industry. Mr. Munday also served as Vice-President of P.T. Hatfindo Prima from December 1991 to July 1995.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 15, 2000 by (i) each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

Title of Class                Name and Address of                     Amount and Nature of                 Percent of Class
                              Beneficial Owner                        Beneficial Owner
--------------------------    -----------------------------------     ----------------------------------   -------------------------
$.001 Par Value                Stuart Bristow, 365B Foul Bay           1,000,000 shares                         33.33%
Common Stock                   Road, Victoria, British Columbia,
                               Canada V8S 4G6

$.001 Par Value                Dr. C. P. Innis, 350-1105 Pandora       1,000,000 shares                         33.33%
Common Stock                   Avenue, Victoria, British
                               Columbia, Canada V8V 3P9

$.001 Par Value                Stephen Gates, 1639 Hybury Place,       1,000,000 shares, President,             33.33%
Common Stock                   Victoria, British Columbia,             Secretary, Director
                               Canada V8N 5L3

$.001 Par Value                                                        All directors and named executive        33.33%
Common  Stock                                                          officers as a group

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Item  12.  Description of Securities

We are authorized to issue 100,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value. As of February 15, 2000, 3,000,000 shares of our common stock were issued and outstanding.

Our shares of $.001 par value common stock constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock and do not expect to pay cash dividends on our Common Stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item  15.  Organization Within Last Five Years

Transactions with Promoters. We did not employ or contract with any promoters.

Item 16.  Description of Business.

Our Background. We were incorporated pursuant to the laws of the State of Delaware in November 10, 1998.

Our Business. We anticipate that we will be an Internet based provider of small business services, software products, and consultation over the Internet. We intend to develop and maintain a website serving as a marketplace community for small businesses and an application service provider ("ASP"). An ASP is a website with a central secured data warehousing system which enables a small business user to subscribe to management software applications via the Internet connection with the small business user's personal computer ("PC"). We anticipate that our website will also allow users to interact with other small business users, obtain advice, products and services from vendors as well as purchase and download software solutions. We will provide users the most current business management software applications directly from our website.

As number of users with high-speed Internet connectivity continues to increase, we believe that ASPs will become a cost-effective channel for software distribution. We are currently testing our model over the Internet with a business management product, the EZEBiz Company Manager, which provides integrated business management tools and was developed by EZE Biz Software Inc., a British Columbia corporation. We are currently negotiating the terms of a software licensing agreement with EZE Biz Software Inc., a British Columbia corporation, and we anticipate that we will be the exclusive distributor of the EZEBiz Company Manager in the United States.

EZEBiz Company Manager. The EZEBiz Company Manager is a business management software program which encompasses personal or corporate information, contact management, order entry, real time accounting and payroll, inventory control, job costing and tracking, financial analysis, and extensive reports including marketing information and cash flow. We believe that the Company Manager offers reliable and total control of a business and allows a user to locate information or make informed decisions about the business at any time. The EZEBiz Company
Manager   serves  as  the  core
software platform for the development of industry-specific products which cater to the unique processes of businesses in a particular industry. We anticipate that we will acquire the exclusive rights to market and distribute the EZEBiz Company Manager and any future products or enhancements developed by EZE BIZ Software Inc., a British Columbia corporation. However, there can be no assurance that we will acquire the exclusive marketing and distribution rights for the EZEBiz Company Manager and our inability to acquire such rights could have a material adverse effect on our results of operations and financial condition.

Our Website. Our website will be developed as an ASP enabling businesses to upgrade hardware and software solutions with minimal capital expense. The small business customer will pay a rental fee per user, which establishes a fixed cost for current management software solutions. We anticipate that our website will also provide advice and information to small businesses in a community based format. Accounting, legal, tax, and other business information will be provided on a global scope, referencing regional requirements for each business marketplace. We intend to provide books, videos banking, resource information, business associations, advertising with strategic partners, and complementary software products to ensure comprehensive one-stop shopping for any growing business manager.

We intend to provide the software and services necessary to enable businesses to conduct safe, reliable commercial transactions over the Internet while making use of their existing software applications. We plan to design our website to provide users with e-commerce software applications for transacting business over the Internet. We will offer e-commerce software applications that accommodate unreliable Internet connections and scalability requirements.

Our Target Market. Our ASP services will target small business firms that can use our website but do not have the computer network resources installed, do not have the computer expertise on staff and cannot recruit and pay for such help because of the huge impact on their payroll. With the explosive growth small businesses throughout North America, our website addresses the need for products to assist small businesses. The software industry until recently has provided business solution tools to either small start-up business ventures or larger, customized solution oriented businesses. Many companies in the past have each used several software products to manage business functions from inventory control to payroll.

The small and growing businesses market has traditionally been under-serviced in providing software management tools for business managers. Small businesses typically use PCs within simple peer-to-peer or small networked systems as their primary technology platform. Within the networked systems of small businesses, information can be shared among multiple users, but most application functionality resides within the individual PCs. Small businesses employ business management software applications to save time, reduce costs and increase the ability to access and share information in a timely manner. We believe that our website can be designed to meet the needs of a growing organization, have an affordable cost and can be used with ease and relative speed.

Internet Advertising. The Internet is emerging as an attractive method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors. Many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. We believe that Internet advertising will become an increasing component of larger companies' total advertising budgets. We believe that the leading Internet providers will benefit from the increasing number of Internet users, as advertisers may advertise on websites that can demonstrate significant use and provide advertising programs, allowing them to target specific demographic groups. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.

Marketing. We intend to market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract businesses to our website. Our marketing initiatives include (i) utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and financially-oriented magazines and special interest magazines; (ii) links to industry focused websites; (iii) advertising by television, radio, banners, affiliated marketing and direct mail; (iv) presence at industry tradeshows; and (v) entering into relationships with other website providers to increase our access to Internet business consumers.

Pricing. We will develop our website and related products and services to provide small businesses with the most current software applications at a fixed cost which allows our clients to control their software costs. We believe that our fees allow small businesses to utilize the newest software applications at a nominal amount, which makes us a cost effective solution for all small businesses.

Growth Strategy. Our objective is to become a dominant provider of ASP software applications, products and services worldwide for small businesses. Our strategy is to continue providing clients with exceptional personal service and developing comprehensive and fully integrated small business services, all directly accessible from an end user's computer. Key elements of our strategy include (i) create global awareness of our products and services; (ii) increase the number of Internet users to our website; (iii) continue our website; (iv) increase our relationships with small businesses; (v) increase our relationships with third party providers of small business products and services; (vi) provide additional services for small businesses; (vii) expand international operations; and (viii) pursue advantageous relationships.

Competition. The ASP market is new, rapidly evolving and is expected to become significantly competitive. Current and new competitors may be able to establish websites at a relatively low cost and relatively quickly. There are minimal obstacles for participation in the ASP business. Accordingly, we expect competition to increase and the number of competitors to increase significantly in the future. There can be no assurance that our website will compete successfully.

There are a number of ASP companies that provide software applications on the Internet. Those competitor's services may be sufficiently attractive to Internet users to dissuade them from accessing and using our website. To compete
successfully,   we  must  provide  reliable   software   applications,   deliver
informative and useful content to attract more small business customers, generate fees from enhanced benefits services and sell advertising. If we are unable to attract a significant number of users to our website, our business, financial condition and results of operations will be materially adversely affected and we may cease to be a commercially viable business.

Employees. We currently have one (1) full-time employee. We believe our future success depends in large part upon the continued service of our key technical and senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations

The  following   information   specifies   forward-looking   statements  of  our
management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", "estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

Liquidity  and Capital  Resources.  We have cash of $2449.00 as of February  15,
2000.

Results of Operations. We have not realized any revenue from operations.

Our success is materially dependent upon our ability to satisfy additional financing requirements. We are reviewing our options to raise substantial equity capital. We anticipate that we will begin to realize positive gross revenue in or around January 2001. In order to satisfy our requisite budget, management has held and continues to conduct negotiations with various investors. We anticipate that these negotiations will result in additional investment income for us. To achieve and maintain competitiveness, we may be required to raise substantial funds. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we will need to raise additional capital to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources.

There can be no assurance that additional funding will be available under favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain products and services that we would not otherwise relinquish.

Internet Competition. The Internet market is new, rapidly evolving and intensely competitive. We expect competition to intensify even more in the future. Barriers to opening a new Internet storefront are increasing.

We believe that the principal competitive factors in maintaining an Internet website are selection, convenience, price, speed and accessibility, customer service, quality of site content, and reliability and speed of fulfillment. Many of our current and potential competitors have longer operating histories, more customers, greater brand recognition, and significantly greater financial, marketing and other resources. In addition, larger, well-established and well-financed entities may acquire, invest in, or form joint ventures with our competitors as the Internet, and e-commerce in general, become more widely accepted. The Internet and e-commerce are significantly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. Although we believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of productions, products and services similar to those of ours, it is possible that a single supplier may dominate one or more market segments. If competition increases from these and other sources, we might have to respond to competitive pressures by implementing pricing, marketing and other programs, or seeking additional strategic alliances or acquisitions that may be less favorable than would otherwise be established or obtained. Any such response to competitive pressures could materially affect our business, results of operations and financial conditions. We also have significant competition from other online websites in international markets, including competition from United States-based competitors, in addition to online companies that are already well established in those foreign markets. Many of our existing competitors, in addition to a number of potential new competitors, have significantly greater financial, technical and marketing resources than us.

The market for Internet content is relatively new, rapidly changing and significantly competitive. We expect competition for Internet content to continue to increase and if we cannot compete effectively, our business could be harmed. Moreover, we expect the number of websites competing for the attention and spending of users, advertisers and sponsors to continue to increase, because there are so few barriers to entry on the Internet. Increased competition could result in advertising or sponsorship price reductions, reduced margins or loss of market share, any of which could harm our business. Competition will probably increase significantly, as new companies enter the market and current competitors expand their services. Many of our potential competitors will probably enjoy substantial competitive advantages, including (i) larger numbers of users; (ii) larger numbers of advertisers; (iii) greater brand recognition;
(iv) more fully-developed e-commerce opportunities; (v) larger technical, production and editorial staffs; and (vi) substantially greater financial, marketing, technical and other resources. If we do not compete effectively or if we experience any pricing pressures, reduced margins or loss of market share resulting from increased competition, our business could be adversely affected. In the future, we expect to have competition in the various special interest, demographic and geographic markets addressed by media properties that are being developed. This competition may include companies that are larger and better capitalized than us and that have expertise and established brand recognition in these markets. There can be no assurance that our competitors will not develop Internet-related products and services that are superior to those of ours or that achieve greater market acceptance than our productions, products or services.

Technological Changes. Our future success is substantially dependent upon continued growth in the use of the Internet. E-commerce and the distribution of goods and services over the Internet are relatively new, and predicting the extent of further growth, if any, is difficult. There can be no assurance that communication or commerce over the Internet will increase or that extensive content will continue to be provided over the Internet. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including lack of acceptable security technologies, potentially inadequate development of the necessary infrastructure, such as a reliable network system, or timely development and commercialization of performance improvements, including high speed modems. In addition, to the extent that the Internet continues to experience significant growth in the number of users and use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Internet will not be adversely affected by this continued growth. If use of the Internet does not continue to increase, or if the Internet infrastructure does not effectively support growth that may occur, our business, operating results, and financial condition would be materially and adversely affected.

The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. For example, to the extent that higher bandwidth Internet access becomes more widely available using cable modems or other technologies, we may be required to make significant changes to the design and content of our online properties in order to compete effectively. Our failure to adapt to these or any other technological developments effectively could adversely affect our business, operating results, and financial condition. Increasing users is critical to increasing revenues. If we cannot attract users to our proposed website we may not be able to generate revenues, which could leave us unable to maintain or grow our business. To increase the number of our users, we must (i) develop our content and communities; (ii) develop our network of distribution partners; and (iii) increase brand recognition by advertising and syndication. If we do not achieve these objectives to increase the number of our users, our business could be harmed. Additionally, a significant element of our business strategy is to develop loyal online communities, because we believe such communities help retain actively engaged users. However, the concept of developing these communities on the Web is unproven, and if we are not successful, then it may be more difficult to increase the numbers of our users.

If the Internet infrastructure continues to be unreliable, access to our website may be impaired and our business may be harmed. Our success depends in part on the development and maintenance of the Internet infrastructure. If this infrastructure fails to develop, our business would be harmed, because users may not be able to access our website. Among other things, development and maintenance of a reliable infrastructure will require a reliable network with the necessary speed, data capacity, security and timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is expected to continue to experience, significant growth in number of users and amount of traffic. If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of our infrastructure, and could experience additional outages and delays in the future. These outages and delays could reduce Internet usage and traffic on our website. In addition, the Internet could lose its viability because of delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, marketing and distribution of products and services on our website may be reduced.

Our systems may fail due to natural disasters, telecommunications failures and other events, any of which would limit user traffic. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage our communications hardware and computer hardware operations for our website and cause interruptions in our services. Computer viruses, electronic break-ins or other similar disruptive problems could cause users to stop visiting our website. If any of these circumstances were to occur, our business could be harmed. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures of or interruptions in our systems. We do not presently have a formal disaster recovery plan. Our website will eventually be required to accommodate a significant traffic and deliver frequently updated information. The website may experience slower response times or decreased traffic for a variety of reasons. In addition, our users will depend on Internet Service Provides ("ISP's"), Online Service Provides ("OSP's") and other website operators for access to our website. Many of these providers and operators have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Any of these system failures could harm our business.

Government Regulation of the Internet and Legal Uncertainties. We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to commerce on the Internet. Because of the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing and characteristics and quality of products and services. For example, we may be subject to the provisions of the recently enacted Communications Decency Act ("CDA"). Although the constitutionality of the CDA, the manner in which the CDA will be interpreted and enforced and its effect on our operations cannot be determined, it is possible that the CDA could expose us to substantial liability. The CDA could also reduce the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, and could, thereby, have a material adverse effect on our business, results of operations and financial condition.

A number  of other  countries  have  enacted  or may enact  laws  that  regulate
Internet content. Other nations, including Germany, have taken actions to restrict the free distribution of material on the Internet, and the European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on our international operations. In addition, several telecommunications carriers are attempting to have telecommunications over the Internet regulated by the Federal Communications Commission ("FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association ("ACTA") has filed a petition with the FCC for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet use have begun to experience interruptions in telephone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate ISPs and OSPs in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for our productions, products and services.

A number of proposals have been made at various federal, state and local agencies that would impose additional taxes on the sale of goods and services on the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce, and could adversely affect our opportunity to derive financial benefit from such activities. In addition, a number of other countries have announced or are considering additional regulation in many of the foregoing areas. Such laws and regulations, if enacted in the United States or abroad, could fundamentally impair our ability to attract corporate participation in our business, or substantially increase the cost of doing so, which would have a material adverse effect on our business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and we may be subject to claims that our products and services violate such laws. Any such new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results, and financial condition.

Website Security and Privacy. Concerns about transactional security may hinder our sale of products and services and e-commerce in general. A significant barrier to e-commerce is the secure transmission of confidential information on public networks. Any breach in our proposed security could expose us to a risk of loss or litigation and possible liability. We may rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of the algorithms we anticipate using to protect customer transaction data may occur. A compromise of our security could severely harm our business. A party who is able to circumvent our security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our proposed website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

Our efforts to sell products and services may expose us to product liability claims. We have no experience in the sale of products online and the development of relationships with manufacturers or suppliers of these products. Persons who purchase products may sue us if any of the products purchased from our website are defective, fail to perform properly or injure the user. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could severely harm our business.

Our success and ability to compete may be significantly dependent on our proprietary content. We anticipate that we will rely exclusively on copyright law to protect our proprietary content. Although we will take action to protect our proprietary rights, that action may not be adequate to prevent the infringement or misappropriation of the content of our website. Infringement or misappropriation of such content or intellectual property could materially harm our business. We may be required to obtain licenses from others to refine, develop, market and deliver new services. We cannot make assurances that we will be able to obtain any such licenses on commercially reasonable terms, or at all, or that rights granted pursuant to any licenses will be valid and enforceable.

Because of the global nature of the Internet, it is possible that, although transmissions by us over the Internet originate primarily in the province of British Columbia, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such law or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business, results of operations, and financial condition.

Item 18. Description of Property

Property held by the Company. As of the date specified in the following table, we held the following property:

================================================================================
Property                        February 15, 2000
--------------------------------------------------------------------------------
Cash                            $2,449.00
--------------------------------------------------------------------------------
Furniture and Equipment         $0.00
================================================================================
Our Facilities. At this time, we occupy facilities provided by EZE Biz Software Inc., a British Columbia corporation, for nominal consideration. The office space is located at 1555 McKenzie Street, Suite 125, in Victoria, British Columbia, Canada.

Item  19. Certain Relationships and Related Transactions

Conflicts Related to Other Business Activities. The persons serving as officers and directors of the Company have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

Related Party Transactions. There have been no related party transactions, except for the following:

EZE Biz Software Inc., a British Columbia corporation, permits the Company to use the EZEBiz Company Manager for testing of its website and provides office space to the Company for nominal consideration. The Company is currently negotiating the terms of a software licensing agreement with EZE Biz Software Inc., a British Columbia corporation, and anticipates that it will be the exclusive distributor of the EZEBiz Company Manager in the United States. Stephen Gates, President, Secretary and a director of the Company, is also the Chief Financial Officer of the EZE Biz Software Inc., a British Columbia corporation.

Item 20.  Market for Common Equity and Related Stockholder Matters

The Company's securities are not listed for trading on any exchange or quotation service and, as such, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which the Company would be subject if the Company's securities were so listed typically include the timely disclosure of a material change or fact with respect to the affairs of the Company and the making of required filings. We will be a reporting company on the effective date of the Registration Statement on this Form SB-2 and we will be required to file quarterly, annual and other reports with the Commission.

There have been no cash dividends declared on our common stock in the last two fiscal years. Dividends are declared at the sole discretion of our Board of Directors.

Item 21. Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending December 31, 2000. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

==================================================================================================================
Name and Principal Position     Year    Annual Salary $)  Bonus ($)    Other Annual         All Other Compensation
                                                                       Compensation ($)
------------------------------------------------------------------------------------------------------------------
Stephen Gates, President        2000    None              None         None                 None
==================================================================================================================

Compensation of Directors. Our directors who are also employees receive no extra compensation for their service on our Board of Directors.

Employment Contracts. We anticipate that we will enter into an employment contract with Stephen Gates.

Specified below, in tabular form, is the aggregate annual remuneration of the Company's Chief Executive Officer and the four (4) most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of our last completed fiscal year.

==================================================================================================================
Name of individual or Identity of Group    Capacities in  which remuneration was   Aggregate remuneration
                                           received
------------------------------------------------------------------------------------------------------------------
All Executive Officers                     None                                    None
==================================================================================================================

Item  22.  Financial Statements

                      Audited Financial Statements of

                      Ezebiz software inc.


                      As at December 31, 1999

                                  [LETTERHEAD]


AUDITORS' REPORT TO THE DIRECTORS

We have audited the balance sheet of EZEBiz Software Inc. as at December 31, 1999 and the related statements of loss and deficit and cash flows for the period from incorporation on November 10, 1998 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and its cash flows for the period from incorporation on November 10, 1998 to December 31, 1999 in accordance with generally accepted accounting principles in the United States.



/s/ KPMG LLP


Chartered Accountants
Victoria, Canada
February 16, 2000

EZEBIZ SOFTWARE INC.
(a company in the development stage)
Balance Sheet
(expressed in United States dollars)

December 31, 1999

--------------------------------------------------------------------------------

Assets

Cash                                                                    $ 2,449
--------------------------------------------------------------------------------

                                                                        $ 2,449
================================================================================


Liabilities

Accrued liabilities                                                     $ 1,350
Due to EZEBiz Software Inc. (note 1)                                      2,540
--------------------------------------------------------------------------------
                                                                          3,890

Deficiency in Assets

Capital stock:
        Authorized:
             100,000,000 Common shares, with a par value of $0.001
             10,000,000 Preferred, non-voting shares with a par value
                 of $0.001
        Issued:
             1 Common share                                                   1
Deficit accumulated during development stage                              1,442)
--------------------------------------------------------------------------------
                                                                         (1,441)
Contingency (note 2)
--------------------------------------------------------------------------------

                                                                        $ 2,449
================================================================================

See accompanying notes to financial statements.

EZEBIZ SOFTWARE INC.
(a company in the development stage)
Statement of Loss and Deficit
(expressed in U.S. dollars)

Period from incorporation on November 10, 1998 to December 31, 1999

--------------------------------------------------------------------------------


Incorporation and start-up costs, being
loss for the period                                                       $1,442
--------------------------------------------------------------------------------

Deficit, end of period                                                    $1,442
================================================================================

See accompanying notes to financial statements

EZEBIZ SOFTWARE INC.
(a company in the development stage)
Statement of Cash Flows
(expressed in U.S. dollars)

Period from incorporation on November 10, 1998 to December 31, 1999

--------------------------------------------------------------------------------

Cash provided by (used in):

Operations:
       Loss for the period                                              $(1,442)
       Increase in accrued liabilities                                    1,350
--------------------------------------------------------------------------------
                                                                             92
Financing:
       Advances from affiliated company                                   2,540
       Issue of shares                                                        1
--------------------------------------------------------------------------------
                                                                          2,541

--------------------------------------------------------------------------------
Increase in cash, being cash, end of period                             $ 2,449
================================================================================

See accompanying notes to financial statements.

EZEBIz SOFTWARE INC.
(a company in the development stage)
Notes to Financial Statements

Period ended December 31, 1999

--------------------------------------------------------------------------------


     EZEBiz Software Inc. was incorporated in the State of Delaware on November 10, 1998.


1.   Due to affiliated company:

     The amount due to EZEBiz Software Inc., an affiliated company based in Canada, is unsecured, bears no interest and has no set terms of repayment.


2.   Contingency:

     Uncertainty due to the Year 2000 Issue:

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the company, including those related to customers, suppliers, or other third parties, have been fully resolved.

3.   Subsequent events:

     (a) On January 14, 2000, the company resolved to issue 3,000,000 common shares for issue proceeds of $3,000.

     (b) In February of 2000 the company filed a registration statement for the proposed issue of 2,000,000 common shares, on a best efforts basis, for proposed aggregate proceeds before issue costs of $6,000,000.

          If the issue of common shares is completed as contemplated, the company will record a cost on its statement of loss and deficit equal to the difference between the fair value (based on the final selling price of the shares proposed to be issued) of the initial 3,000,000 common shares issued and the initial consideration paid of $3,000.



Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The financial statements of the Company for the period ended December 31, 1999 appearing in this Prospectus (which is part of a Registration Statement) have been audited by KPMG LLP, and are included in reliance upon such reports given upon the authority of KPMG LLP, as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Commission pursuant to the 1933 Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.  Indemnification of Directors and Officers

Article Seven of our Certificate of Incorporation provides, among other things, that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Company or its security holders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (iv) for any transaction from which such director derived any improper personal benefit. Accordingly, the directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been officer or director or employee of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item  25.  Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the Shares. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                   Approximately    $1,056.00
Transfer Agent Fees                 Approximately    $3,944.00
Costs of Printing and Engraving     Approximately    $20,000.00
Legal Fees                          Approximately    $60,000.00

Accounting Fees                     Approximately    $35,000.00

Item  26.  Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about January 14, 2000, we authorized the issuance of 3,000,000 shares of our $.001 par value common stock to Stephen Gates, Stuart Bristow and Dr. C.P. Innis, in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933. The net proceeds to the Company were $3,000.

Item 27. Exhibits.

     Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

1.   Underwriting Agreement (not applicable)

3.1  Certificate of Incorporation (Charter Document)

3.2  Amendment to Certificate of Incorporation (Charter Document)

3.3  Bylaws

5.   Opinion Re: Legality (not applicable)

8.   Opinion Re: Tax Matters (not applicable)

11.  Statement Re: Computation of Per Share Earnings*

23.1 Consent of Auditors

23.2 Consent of Counsel (not applicable)

24. Power of Attorney is included on the Signature Page of the Registration Statement

27.  Financial Data Schedule
* Included in Financial Statements

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.









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


                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Victoria, British Columbia, on February 17, 2000.

                                               EZEBiz Software, Inc.,
                                               a Delaware corporation

                                               By:  /s/
                                                  ------------------------------
                                                  Stephen Gates
                                               Its: President















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


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Stephen Gates with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the 1933 Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

EZEBIZ SOFTWARE, INC.



/s/                                         February 17, 2000
----------------------------
Stephen Gates
President and Director


/s/                                         February 17, 2000
----------------------------
David Munday
Director


/s/                                         February 17, 2000
----------------------------
Kenneth Sherwood
Director








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